UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTHRIM BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

3111 C Street
Anchorage, AK 99503
May 3, 2010
**** IMPORTANT ****
Dear Northrim Shareholder:
     We are sending you this letter as additional proxy materials relating to our Annual Shareholders’ Meeting which will be held at the Hilton Anchorage Hotel – 500 West Third Avenue in Anchorage, Alaska on Thursday, May 20, 2010 at 9:00 A.M.
     Because of a change in New York Stock Exchange rules, we note that, unlike at our previous annual meetings, your broker will not be able to vote your shares with respect to the election of directors if you have not provided instructions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote.
     Our Board of Directors recommends that you vote in favor of the election of each director, the ratification of our auditors and the approval of our 2010 Stock Incentive Plan.
     Because we have not heard from you, we are sending you this reminder notice, and we urge you to vote your proxy immediately. As a shareholder, you have the ability to vote over the internet, by telephone or by submitting your proxy card, and we are asking you to do so now to save the Company further expense. Instructions on how to vote over the phone or internet are enclosed with this letter.
     Your shares cannot be represented at the Annual Meeting on the election of directors or the approval of our 2010 Stock Incentive Plan, unless you either sign and return the enclosed voting form or vote by telephone or over the internet.
     If you sign and return the enclosed proxy card without indicating a choice of “for,” “against” or “abstain” your shares will be voted as recommended by our Board of Directors.
Please Vote Today
     If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow & Co., LLC, at 800.607.0088.
Sincerely,

Mary A. Finkle
Corporate Secretary

Northrim BanCorp, Inc.

3111 C STREET
ANCHORAGE, AK 99503

VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northrim BanCorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY.

NORTHRIM BANCORP, INC.

ELECTION OF DIRECTORS. To elect ten (10) directors for a term of one year or until their successors have been elected and qualified.

	For All	Withhold All	For All Except
1. 01) R. Marc Langland, 02) Larry S. Cash, 03) Mark G. Copeland, 04) Ronald A. Davis, 05) Anthony Drabek, 06) Christopher N. Knudson, 07) Richard L. Lowell, 08) Irene Sparks Rowan, 09) John C. Swalling, 10) David G. Wight	•	•	•

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

____

	For	Against	Abstain
2. **APPROVAL OF STOCK INCENTIVE PLAN.** To approve the Northrim BanCorp, Inc. 2010 Stock Incentive Plan	•	•	•
3. **TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM** To ratify the selection of Moss Adams LLP as the independent registered public accounting firm for Northrim BanCorp, Inc. for fiscal year 2010	•	•	•

4. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, "FOR" THE APPROVAL OF THE 2010 STOCK INCENTIVE PLAN AND "FOR" THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

NORTHRIM BANCORP, INC.

PROXY FOR ANNUAL SHAREHOLDERS' MEETING
May 20, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NORTHRIM BANCORP, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

The undersigned shareholder of NORTHRIM BANCORP, INC. (the "Company") hereby nominates, constitutes and appoints R. Marc Langland and Christopher N. Knudson, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of the Company standing in my name and on its books on March 22, 2010, at the Annual Shareholders' Meeting to be held at the Hilton Anchorage Hotel, Anchorage, Alaska, on May 20, 2010, at 9A.M., and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as outlined on the reverse side of this card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledges receipt of notice for the Annual Shareholders' Meeting on May 20, 2010, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.